EXHIBIT 21.

                        Our Subsidiaries

     The table below sets forth all of our subsidiaries, all of which are non-operating and inactive, as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned.

                                                      Percentage
                         State or Jurisdiction        of Voting
Subsidiary               of Organization              Shares Owned
----------               ---------------------        ------------
Home America
Mortgage Company              Louisiana                   100%
(Inactive)




                            Page -30-